                            INDEMNIFICATION AGREEMENT

          This Agreement is entered into as of this ____ day of September, 1996 by and between AmerUs Life Holdings, Inc., an Iowa corporation (the "Corporation"), and _______________________, ("Indemnitee").

          WHEREAS, competent persons are becoming more reluctant to serve corporations as officers, directors or employees unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

          WHEREAS, the current impracticability of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons; and

          WHEREAS, the Board of Directors of the Corporation has determined that these constraints on its ability to attract and retain such persons is detrimental to the best interests of the Corporation and its shareholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future; and

          WHEREAS, Section 490.302, 490.856 and 490.858 of the Iowa Business Corporation Act contemplates that directors, officers, employees and agents can be granted indemnification rights pursuant to an agreement between such person and the Corporation in addition to those provided by law; and

          WHEREAS, it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern for litigation claims for damages arising out of or related to the performance of such service; and

          WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation or a subsidiary on the condition that Indemnitee be indemnified to the fullest extent permitted by applicable law;

          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          For purposes of this Agreement, the following terms shall have the meaning given here:

          1.1. "Corporate Status" describes the status of a person who is, was or has agreed to serve as, a director, officer, employee, agent or fiduciary of the Corporation, and the status of a person who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, limited liability company, business trust, partnership, joint venture, trust, other enterprise or employee benefit plan.

          1.2. "D&O Insurance" means any valid directors' and officers' liability insurance policy maintained by the Corporation for the benefit of the Indemnitee, if any.

          1.3. "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding or subject to an asserted claim in respect of which indemnification is sought by Indemnitee.

          1.4. "Excluded Claim" means any payment for Losses or Expenses in connection with any Proceeding: (i) based upon or attributable to Indemnitee gaining in fact any personal profit advantage to which Indemnitee is not entitled; (ii) for the return by Indemnitee of any remuneration paid to Indemnitee which is illegal; (iii) resulting from Indemnitee's knowingly fraudulent, dishonest or willful misconduct; (iv) for an accounting of profits in fact made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or similar provisions of state law; (v) the payment by which of the Corporation under this Agreement is not permitted by Section 490.858 of the Iowa Business Corporation Act; or (vi) the payment of which by the Corporation under this Agreement is not permitted by applicable law.

          1.5. "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

          1.6. "Good faith" shall mean Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in and not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, having had no reasonable cause to believe Indemnitee's conduct was unlawful. With respect to an employee benefit plan, "Good Faith" shall mean Indemnitee having acted for a purpose the Indemnitee reasonably believed to be in the interests of the participants in and beneficiaries of such plan.

          1.7. "Losses" means any amounts or sums which Indemnitee is legally obligated to pay as a result of a Proceeding including, without limitation, damages, judgments and sums of amounts paid in settlement of a Proceeding, and any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalties assessed with respect thereto.

          1.8. "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative, whether formal or informal, or any appeal therefrom, in which Indemnitee was or is a party or threatened to be made a party or subpoenaed as a witness by reason of his or her Corporate Status or by reason of anything allegedly done or not done by him or her in any such capacity, other than a proceeding initiated by the Indemnitee without the prior written consent of the Corporation.

                                   ARTICLE II

                                TERM OF AGREEMENT

          This Agreement shall continue until and terminate upon the later of:
(i) the expiration of all applicable statutes of limitations; or (ii) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee regarding the interpretation or enforcement of this Agreement.

                                   ARTICLE III

                           INDEMNIFICATION PROCEDURES

          Section 3.1. NOTIFICATION. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee shall, if indemnification with respect thereto may be sought from the Corporation under this Agreement, notify the Corporation of the commencement thereof; PROVIDED, HOWEVER, that the failure to give such notice promptly shall not affect or limit the Corporation's obligations with respect to the matters described in the notice of such Proceeding, except to the extent that the Corporation is prejudiced thereby. Indemnitee agrees further not to make any admission or effect any settlement with respect to such Proceeding without the written consent of the Corporation, except any Proceeding with respect to which the Indemnitee has undertaken the defense in accordance with the last sentence of Section 3.4.

          Section 3.2. NOTICE TO D&O INSURER. If, at the time of the receipt of such notice, the Corporation has D&O Insurance in effect, the Corporation shall give prompt notice of the commencement of a Proceeding covered by the D&O Insurance to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Losses and Expenses payable as a result of such Proceeding in accordance with the Corporation's written policies and procedures.

          Section 3.3. PAYMENT OF EXPENSES. To the extent the Corporation does not, at the time of the Proceeding, have applicable D&O Insurance, or if a determination is made that any Expenses arising out of such Proceeding will not be payable under the D&O Insurance then in effect, the Corporation shall be obligated to pay the Expenses incurred in connection with any Proceeding in advance of the final disposition thereof and the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with such defense other than reasonable Expenses of investigation; PROVIDED that Indemnitee shall have the right to employ its counsel in such Proceeding but the fees and expenses of such counsel incurred after delivery of notice from the Corporation of its assumption of such defense shall be at the Indemnitee's expense; PROVIDED FURTHER that if:
(i) authorized in writing by the Corporation, (ii) counsel which has been provided by the Corporation reasonably determines after its engagement that its continued representation of Indemnitee would present it with a conflict of interest, (iii) Indemnitee reasonably determines that there may be legal defenses available to him or her which are different from or in addition to those available to the Corporation, or (iv) the Corporation shall not, in fact, have employed counsel to assume the defense of such action, the reasonable fees and expenses of counsel shall be at the expense of the Corporation; PROVIDED FURTHER, that the Corporation shall not in any event be liable for the fees and expenses of more than one firm of attorneys in any jurisdiction representing Indemnitee in any one action or group of related actions.

          Section 3.4. TIME FOR PAYMENT. All payments on account of the Corporation's indemnification obligations under this Agreement shall be made within thirty (30) days of Indemnitee's written request therefor unless a determination is made that the Proceeding giving rise to Indemnitee's request is an Excluded Claim or otherwise not payable under this Agreement, PROVIDED THAT all payments on account of the Corporation's obligation to pay Expenses under
Section 3.3 of this Agreement prior to the final disposition of any Proceeding shall be made within 15 days of Indemnitee's written request therefor unless a determination is made that such payment would constitute an "Excluded Claim" but shall be subject to Section 3.5 of this Agreement. Indemnitee's requests for the Corporation to pay Expenses hereunder shall be accompanied by appropriate documentation evidencing the Expenses so incurred by Indemnitee. In the event the Corporation takes the position that Indemnitee is not entitled to indemnification in connection with any Proceeding, Indemnitee shall have the right at his own expense to undertake defense of any such Proceeding, insofar as such Proceeding involves the Indemnitee, by written notice given to the Corporation within 10 days after the Corporation has notified Indemnitee in writing of its contention that Indemnitee is not entitled to indemnification; PROVIDED, HOWEVER, that the failure to give such notice within such 10-day period shall not affect or limit the Corporation's obligations with respect to any such Proceeding if such Proceeding is subsequently determined not to be an Excluded Claim and that Indemnitee, therefor, is entitled to be indemnified under the provisions of Article IV hereof, the Corporation shall promptly indemnify Indemnitee.

          Section 3.5. REIMBURSEMENT. Indemnitee hereby expressly undertakes and agrees to reimburse the Corporation for all Losses and Expenses paid by the Company in connection with any Proceeding against Indemnitee in the event and only to the extent that a determination shall have been made by a court of competent jurisdiction in a decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Corporation for such Losses and Expenses because the Proceeding is an Excluded Claim or because Indemnitee is otherwise not entitled to payment under this Agreement or applicable law.

          Section 3.6. SETTLEMENT. The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation's prior written consent. The Corporation shall not settle any Proceeding in which it takes the position that Indemnitee is not entitled to indemnification in connection with such settlement without the written consent of Indemnitee, nor shall the Corporation settle any Proceeding in any manner which would impose any fine, penalty or any obligation on Indemnitee, without Indemnitee's written consent. Neither the Corporation nor Indemnitee shall unreasonably withhold its consent to any proposed settlement.

                                   ARTICLE IV

                                 INDEMNIFICATION

          Section 4.1. IN GENERAL. The Corporation shall indemnify and advance Expenses to Indemnitee in connection with any Proceeding as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit; provided, however, that the Corporation shall not be obligated to indemnify or advance Expenses relating to any claim, issue or matter if the payment would be prohibited by Section 4.7 hereof.

          Section 4.2. THIRD PARTY ACTIONS. If Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Corporation) by reason of his or her Corporate Status, or by reason of anything done or not done by him in any such capacity, the Corporation shall indemnify Indemnitee against any and all Losses and Expenses actually incurred by or for Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding or any claim, issue or matter therein if he or she acted in Good Faith and payment thereof would not be prohibited by Section 4.7 hereof.

          Section 4.3. DERIVATIVE ACTIONS. If Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of his Corporate Status, or by reason of anything done or not done by him in any such capacity, the Corporation shall indemnify him against any and all Expenses actually incurred by or for him or her in connection with the investigation, defense, settlement, or appeal of such Proceeding if he or she acted in Good Faith and payment thereof would not be prohibited by Section 4.7 hereof; except that no indemnification under this Section 4.3 shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Corporation by a court of competent jurisdiction, unless and then only to the extent, the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability (but in view of all the circumstances of the case), such person is fairly and reasonably entitled to indemnity for such amounts which such court shall deem proper.

          Section 4.4. INDEMNIFICATION OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. To the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, against any and all Losses and Expenses actually incurred by or for him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee to the maximum extent permitted by law, against all Losses and Expenses actually and reasonably incurred by or for him or her in connection with each successfully resolved claim, issue or matter. For purposes of this Section 4.4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by a final and non-appealable order of dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, so long as there has been no finding (either adjudicated or pursuant to Article V) that Indemnitee did not act in Good Faith.

          Section 4.5. INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or for such Indemnitee in connection therewith.

          Section 4.6. CONTRIBUTION. If the indemnification or reimbursement provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any Losses or Expenses relating to a Proceeding (other than for any reason specified in Section 4.7 hereof), then the Corporation agrees, to the extent permitted by applicable law, in lieu of indemnifying Indemnitee, to contribute to the amount paid or payable by Indemnitee as a result of such Losses or Expenses in such proportion as is appropriate to reflect the relative benefits accruing to the Corporation and Indemnitee with respect to the events giving rise to such Losses or Expenses. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Corporation agrees to contribute to the amount paid or payable by Indemnitee as a result of such Losses or Expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Corporation with respect to the events giving rise to such Losses or Expenses. For purposes of this Section, (i) the relative benefits accruing to the Corporation shall be deemed to be the benefits accruing to it and to all of its directors, officers, employees and agents (other than Indemnitee), as a group and treated as one person (the "Company Group"), and the relative benefits accruing to Indemnitee shall be deemed to be an amount not greater than Indemnitee's compensation from the Corporation and its subsidiaries during the first year in which the events giving rise to such Losses or Expenses are alleged to have occurred, and
(ii) the relative fault of the Corporation shall be deemed to be the fault of the Company Group, and the relative fault of the Corporation and Indemnitee shall be determined by reference to the relative intent, knowledge and access to information of the Company Group and Indemnitee and their relative opportunity to have altered or prevented the events giving rise to such Losses or Expenses.

          Section 4.7. LIMITATIONS ON INDEMNIFICATION AND CONTRIBUTION. Notwithstanding any other provision of this Agreement, no contribution shall be paid pursuant to Section 4.6 and Indemnitee shall not be indemnified and held harmless from any Losses or Expenses (a) which have been determined, as provided herein, to constitute an Excluded Claim; (b) to the extent Indemnitee is indemnified by the Corporation and has actually received payment pursuant to the Article of Incorporation, Bylaws, the Iowa Business Corporation Act, D&O Insurance or otherwise; or (c) other than pursuant to the last sentence of
Section 3.4 or Section 5.3, in connection with any Proceeding initiated by Indemnitee, unless the Corporation has joined in or the Board of Directors has authorized such Proceeding.


                                    ARTICLE V

                    DETERMINATION OF RIGHT TO INDEMNIFICATION

          Section 5.1. FORUM FOR DETERMINATION. The Corporation shall be entitled to select the manner in which the determination will be made that Indemnitee is entitled to indemnification from among the following:

          (a) A majority vote of Disinterested Directors, constituting a quorum of directors of the Corporation;

          (b) If a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the board of directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the Proceeding;

          (c) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in clause (a) or (b);

          (d) If a quorum of the Board of Directors cannot be obtained under clause (a) and a committee cannot be designated under clause (b), by special legal counsel selected by majority vote of the full board of directors, in which selection directors who are parties may participate;

          (e) By the shareholders, but shares owned or voted under the control of the directors who are at the time parties to the Proceeding shall not be voted on the determination; or

          (f) By a court acting pursuant to section 480.854 of the Iowa Business Corporation Act or any other court of competent jurisdiction.

Authorization of indemnification and determination as to reasonableness shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subsections (c) or (d) of this Section 5.1 for the selection of such counsel. Indemnitee shall cooperate with the person or persons making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. For purposes of this Agreement, "special legal counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law.

          Section 5.2. RIGHT TO APPEAL. Notwithstanding a determination by any forum listed in clauses (a) through (d) of Section 5.2 hereof that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, Indemnitee shall have the right to apply to the court in which that Proceeding is or was pending, or any other court of competent jurisdiction, for the purpose of enforcing Indemnitee's right to indemnification or contribution pursuant to this Agreement. Indemnitee shall commence such action seeking such an adjudication within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 5.2, or such right shall expire.

          Section 5.3.   EXPENSES UNDER THIS AGREEMENT.  Except as provided in
Section 4.7 hereof, the Corporation shall indemnify Indemnitee against all Expenses actually incurred by Indemnitee in connection with any hearing or proceeding under this Article V involving Indemnitee and against all Expenses actually incurred by Indemnitee in connection with any other action between the Corporation and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement.

                                   ARTICLE VI

                 PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

          Section 6.1. BURDEN OF PROOF. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

          Section 6.2. EFFECT OF OTHER PROCEEDINGS. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification to the extent permitted by this Agreement or applicable law.

          Section 6.3. RELIANCE AS SAFE HARBOR. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall recognize that Indemnitee is entitled to rely in good faith on the records or books of account of the Corporation, including financial statements, or, in the case of an Indemnitee who is a director, on information supplied to Indemnitee by the officers of the Corporation in the course of their duties, or on the advice of legal counsel for the Corporation or on information or records given or reports made to the Corporation by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation. The provisions of this Section 6.3 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

          Section 6.4. ACTIONS OF OTHERS. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

                                   ARTICLE VII

                     NON-EXCLUSIVITY, INSURANCE, SUBROGATION

          Section 7.1. NON-EXCLUSIVITY. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation's Articles of Incorporation, the Bylaws, any agreement, a vote of shareholders or a resolution of Board of Directors, or otherwise.

          Section 7.2. INSURANCE. The Corporation may maintain an insurance policy or policies against liability arising out of this Agreement or otherwise.

          Section 7.3. SUBROGATION. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

          Section 7.4. NO DUPLICATIVE PAYMENT. The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          Section 8.1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's heirs, executors and administrators.

          Section 8.2. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          Section 8.3. NO ADEQUATE REMEDY. The parties declare that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, such party against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that the other party has an adequate remedy at law.

          Section 8.4. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No amendment, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee's Corporate Status prior to such amendment, alteration, rescission or replacement.

          Section 8.5. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

          If to Indemnitee, as shown with Indemnitee's signature below.

          If to the Corporation to:

          AmerUs Life Holdings, Inc.
          418 6th Avenue
          Des Moines, Iowa  50309
          Attention:  Secretary

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

          Section 8.6. GOVERNING LAW. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Iowa without application of the conflict of laws principles thereof.

          Section 8.7. ENTIRE AGREEMENT. This Agreement may be executed in one or more counterparts. Except as provided in the following sentence, this Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. The rights conferred in this Agreement are in addition to, and supplement, any other rights Indemnitee may have had at any time under applicable law, the Corporation's Articles of Incorporation, the Bylaws, and any prior understanding.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              AMERUS LIFE HOLDINGS, INC.


                              By
                                ---------------------------------------
                              Its
                                 --------------------------------------

                              INDEMNITEE:

                              -----------------------------------------
                                       (signature)


                              -----------------------------------------
                                     (printed name)
                              Address:
                                      ---------------------------------
                              -----------------------------------------